EX-99.23.i.ii

J. W. BROWN (1911-1995)   BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS            ATTORNEYS AND COUNSELORS AT LAW     JOANN M. STRASSER
ROBERT S BROWN                     3500 CAREW TOWER             AARON A. VANDERLAAN
DONALD S. MENDELSOHN                441 VINE STREET             LAWRENCE A. ZEINNER
LYNNE SKILKEN                   CINCINNATI, OHIO 45202
AMY G. APPLEGATE               TELEPHONE (513) 381-2121               OF COUNSEL
KATHRYN KNUE PRZYWARA          TELECOPIER (513) 381-2125            GILBERT BETTMAN
MELANIE S. CORWIN                                                     (1918 - 2000)


                                January 18, 2001


AmeriPrime Advisors Trust
1793 Kingswood Drive
Southlake, Texas 76092

         RE:      AmeriPrime Advisors Trust,  File Nos. 333-85083 and 811-09541

Gentlemen:

      A legal opinion that we prepared was filed with Post-Effective Amendment No. 13 (the "Legal Opinion") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 18 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                     Very truly yours,

                                                        /s/

                                        Brown, Cummins & Brown Co., L.P.A.